Exhibit 99.1

Investor Contact:	Company Contact:
Dennis Walsh	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces First-Quarter Fiscal 2013 Financial Results

Lowell, MA, November 5, 2012 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, today announced financial results for the fiscal three months ended September 28, 2012.

Financial Highlights

	Three Months Ended
	September 28,	September 30,
(In millions, except per share data)	2012	2011

Net service revenue (1)	$75.2	$73.5
Arena Towers litigation reversal (2)	$—	$(11.2)
Operating income	$4.6	$15.5
Federal and state income tax (provision) benefit (3)	$(0.2)	$3.3
Net income applicable to TRC Companies, Inc.	$4.3	$18.7
Diluted earnings per common share	$0.15	$0.66
Diluted weighted-average common shares outstanding	29.4	28.4

(1) The Company believes net service revenue best reflects the value of services provided to its customers and is the most meaningful indicator of TRC's revenue performance.
(2) On October 5, 2011 a post-trial motion was granted to disregard a substantial portion of the verdict in this matter resulting in an $11.2 million reduction of the litigation accrual in the first quarter of fiscal 2012. In the fourth quarter of fiscal 2011 the Company had recorded litigation expense of $17.3 million related to the verdict.
(3) The Company received approval of a federal tax settlement resulting in a one-time benefit in the first quarter of fiscal 2012.

Comments on the Results

“We reported incremental growth and steady profitability in the first quarter of fiscal 2013,” said Chairman and Chief Executive Officer Chris Vincze. “Net Service Revenue (NSR) was up 2%, and we achieved operating income of $4.6 million, up 7% excluding last year's litigation reversal.”

“Our Energy segment continues to be our top performer with NSR up 25% and profit up 42%. Demand

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

remains strong for electric transmission and distribution engineering services as our utility customers increase investments to modernize or replace outdated infrastructure and enhance energy efficiency performance. Our Energy segment is also benefiting from greater geographic reach as recent office startups are now rapidly expanding our ability to service clients in those areas.”

“Our Environmental and Infrastructure segments both experienced a sluggish quarter. NSR was down 6% for both segments, while profit decreased 22% and 20%, respectively. Importantly, however, each segment continued to be profitable at the operating level. Our results are consistent with the overall state of the economy as many clients have delayed or postponed capital programs until there is more clarity surrounding federal policy and the direction of the economy in the new year. The long-term prospects for the infrastructure market are supported by Congress' recent passing of the MAP-21 Federal Transportation Bill, which will provide states with a stable funding source through 2014.”

Business Outlook

“TRC's long-term opportunities remain promising with favorable underlying industry trends. We are seeing material capital spending in the energy and power markets where TRC has become a leader in providing integrated professional services. Proposal activity in these areas is strong, although funding commitments for some of these projects continues to be affected by economic and policy factors. In the interim, TRC is focused on enhancing our integrated service offerings - such as RE Power, Shale Gas and Ports and Pipelines - where we expect the activity levels to strengthen first. In addition, we are continuing to identify potential acquisition targets to support our geographic and service expansion strategy.”

Conference Call Information

The Company will broadcast its financial results conference call today, November 5, 2012 at 5 p.m. ET. Those who wish to listen to the conference call should visit the “Investor Center” section of TRC's website at www.TRCsolutions.com. The call may also be accessed by dialing (877) 709-8155 or (201) 689-8881. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company's website for one year.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC's operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC's services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 28,	September 30,
	2012	2011

Gross revenue	$108,286	$103,735
Less subcontractor costs and other direct reimbursable charges	33,070	30,280
Net service revenue	75,216	73,455

Interest income from contractual arrangements	45	78
Insurance recoverables and other income	1,744	220

Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	63,686	60,162
General and administrative expenses	7,175	7,548
Provision for doubtful accounts	—	365
Depreciation and amortization	1,538	1,362
Arena Towers litigation reversal	—	(11,224)
Total operating costs and expenses	72,399	58,213
Operating income	4,606	15,540
Interest expense	(112)	(181)
Income from operations before taxes	4,494	15,359
Federal and state income tax (provision) benefit	(234)	3,298
Net income	4,260	18,657
Net loss applicable to noncontrolling interest	12	31
Net income applicable to TRC Companies, Inc.	$4,272	$18,688

Basic earnings per common share	$0.15	$0.68
Diluted earnings per common share	$0.15	$0.66

Weighted-average common shares outstanding:
Basic	28,460	27,472
Diluted	29,439	28,392

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	September 28, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$14,852	$16,561
Accounts receivable, less allowance for doubtful accounts	103,667	95,215
Insurance recoverable - environmental remediation	26,396	25,744
Restricted investments	5,591	4,413
Prepaid expenses and other current assets	16,022	12,077
Total current assets	166,528	154,010
Property and equipment	53,879	53,352
Less accumulated depreciation and amortization	(40,172)	(39,621)
Property and equipment, net	13,707	13,731
Goodwill	24,888	24,888
Investments in and advances to unconsolidated affiliates and construction joint ventures	118	109
Long-term restricted investments	32,643	35,265
Long-term prepaid insurance	33,568	34,272
Other assets	12,471	12,853
Total assets	$283,923	$275,128
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,404	$1,315
Current portion of capital lease obligations	326	267
Accounts payable	28,532	30,712
Accrued compensation and benefits	42,542	36,292
Deferred revenue	18,844	18,236
Environmental remediation liabilities	318	422
Other accrued liabilities	30,902	30,315
Total current liabilities	125,868	117,559
Non-current liabilities:
Long-term debt, net of current portion	3,652	3,860
Capital lease obligations, net of current portion	575	462
Income taxes payable and deferred income tax liabilities	624	622
Deferred revenue	75,941	79,104
Environmental remediation liabilities	5,505	5,473
Total liabilities	212,165	207,080
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 28,727,905 and 28,724,423 shares issued and outstanding, respectively, at September 28, 2012, and 28,130,702 and 28,127,220 shares issued and outstanding, respectively, at June 30, 2012	2,873	2,813
Additional paid-in capital	178,687	179,402
Accumulated deficit	(109,408)	(113,680)
Accumulated other comprehensive loss	(79)	(184)
Treasury stock, at cost	(33)	(33)
Total shareholders' equity applicable to TRC Companies, Inc.	72,040	68,318
Noncontrolling interest	(282)	(270)
Total equity	71,758	68,048
Total liabilities and equity	$283,923	$275,128

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995